Exhibit 10(b)4
THIRD AMENDMENT TO
AVAILABILITY AGREEMENT
Between
MIDDLE SOUTH ENERGY. INC.
And
ARKANSAS POWER & LIGHT COMPANY,
LOUISIANA POWER & LIGHT COMPANY,
MISSISSIPPI POWER & LIGHT COMPANY, and
NEW ORLEANS PUBLIC SERVICE INC.
This Third Amendment, dated as of the 28th day of June, 1984, between Middle South Energy, Inc. (MSE), and Arkansas Power & Light Company (AP&L), Louisiana Power & Light Company (LP&L), Mississippi Power & Light Company (MP&L) and New Orleans Public Service Inc. (NOPSI ), to the Availability Agreement, dated as of the 21st day of June, 1974, between MSE and AP&L, Arkansas-Missouri Power Company (Ark-Mo), LP&L, MP&L and NOPSI, as amended by the First Amendment thereto dated as of June 30, 1977 and the Second Amendment thereto dated as of June 15, 1981 (Availability Agreement), Witnesseth That:
Whereas, pursuant to the provisions of Section 5 of the Availability Agreement, it has been agreed that both Unit No. 1 and Unit No. 2 of the Project shall be deemed to be in operation no later than December 31, 1984 for the purposes of commencing the accrual of depreciation and amortization with respect to such Units and that, if Unit No. l of the Project has been placed in operation on or prior to December 31, 1984, Unit No. 2 of the Project shall be deemed to be in operation no later than December 31, 1988 for purposes of commencing the accrual of depreciation and amortization with respect to such Unit; and
Whereas, commercial operation of Unit No. 1 is currently scheduled to commence in the first quarter of 1985; and
Whereas, MSE and the Parties deem it desirable that there be a reasonable interval between the presently expected commercial operation date of Unit No. 1 and the date on which Unit No. 1 shall be deemed to be in operation under the Availability Agreement for purposes of commencing the accrual of depreciation and amortization with respect to Unit No. 1 and Unit No. 2 of the Project; and
Whereas, effective January 1, 1981, the electric properties of Ark-Mo were consolidated with those of AP&L and Ark-Mo was dissolved, and AP&L assumed all of the obligations of Ark-Mo under the Availability Agreement; and
Whereas, MSE, AP&L, LP&L, MP&L and NOPSI have entered into (i) a First, Fourth, Fifth and Eighth Assignment of Availability Agreement, Consent and Agreement, dated as of June 30, 1977, March 20, 1980, June 15, 1981 and June 30, 1983, respectively, with Manufacturers Hanover Trust Company, as agent for certain banks, (ii) a Second and Third Assignment of Availability Agreement, Consent and

Agreement, dated as of June 30, 1977 and January 1, 1980, respectively, with United States Trust Company of New York and Malcolm J. Hood, as trustees, (iii) a Sixth and Seventh Assignment of Availability Agreement, Consent and Agreement, dated as of February 5, 1982 and February 18, 1983, respectively, with Credit Suisse First Boston Limited, as agent for certain banks, and (iv) a Ninth Assignment of Availability Agreement, Consent and Agreement, dated as of December 1, 1983, with Citibank, N.A. and Deposit Guaranty National Bank, as Trustee; and
Now, Therefore, in consideration of the terms and conditions hereinafter set forth, the parties hereto agree with each other as follows:
1.    For the purposes of this Third Amendment to Availability Agreement, any term used herein which has a defined meaning in the Availability Agreement shall have the same meaning herein.
2.    Section 5 of the Availability Agreement is hereby deemed amended so that the two references in Section 5 to "December 31, 1984" shall he changed to read "December 31, 1985".
3.    All other provisions of the Availability Agreement shall be deemed to continue in full force and effect.
In Witness Whereof, the parties hereto have caused this Third Amendment to Availability Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

Arkansas Power & Light Company	Mississippi Power & Light Company

By:/s/ Jerry L. Maulden Jerry L. Maulden, President	By:/s/ D.C. Lutken D.C. Lutken, Chairman of the Board and Chief Executive Officer

Louisiana Power & Light Company	New Orleans Public Service Inc.

By:/s/ James M. Cain James M. Cain, President	By:/s/ James M. Cain James M. Cain, President
Middle South Energy, Inc.

By:/s/ F.W. Lewis F.W. Lewis, President